CONTACT:	Michal D. Cann - President & CEO Phyllis A. Hawkins - SVP & CFO 360.679.3121	CORPORATE INVESTOR RELATIONS 5333 - 15TH AVENUE SOUTH, SUITE 1500 SEATTLE, WA 98108 206.762.0993 www.stockvalues.com

NEWS RELEASE

WASHINGTON BANKING COMPANY DECLARES CASH DIVIDEND

OAK HARBOR, WA – July 24, 2003 – Washington Banking Company (Nasdaq: WBCO), the holding company for Whidbey Island Bank and Washington Funding Group, announced today that its Board of Directors has declared a cash dividend of $0.07 per common share to shareholders of record on August 8, 2003. The dividend will be paid August 25, 2003.

“Paying a cash dividend is one way to optimize the total return to our shareholders,” said Michal D. Cann, President and Chief Executive Officer. “This will be the 21st consecutive cash dividend paid by WBCO since going public in 1998.” In addition to the quarterly cash dividends, the company paid a 10% stock dividend in October 2002.

In a separate release today, WBCO reported its earnings for the second quarter 2003. Net income increased to $1.42 million, compared to $1.39 million in the second quarter last year, while earnings per share remained flat at $0.29 per diluted share. The company’s expansion strategy has resulted in significant balance sheet growth, while also increasing operating expenses. Cann reiterated his belief that the company can grow 2003 earnings by 10% to 15% over 2002 levels, when net income was $5.3 million, or $1.13 per diluted share.

Washington Banking Company is a bank holding company based in Oak Harbor, Washington that operates Whidbey Island Bank, a state-chartered full-service commercial bank, and Washington Funding Group, a wholesale mortgage lending subsidiary. Founded in 1961, Whidbey Island Bank provides various deposit, loan and investment services to meet customers’ financial needs. Whidbey Island Bank operates 17 full-service branches located in Island, Skagit, Whatcom and Snohomish Counties.

www.wibank.com

This news release may contain forward-looking statements that are subject to risks and uncertainties. These forward-looking statements describe management’s expectations regarding future events and developments such as future operating results and continued success of the Company’s business plan. Readers should not place undue reliance on forward-looking statements which reflects management’s views only as of the date hereof. The words “will,” “belief,” “expect,” “should,” “likely,” “anticipate,” “can,” and words of similar meaning are intended in part to help identify forward-looking statements. Future events are difficult to predict, and the expectations described above are necessarily subject to risk and uncertainty that may cause actual results to differ materially and adversely. In addition to discussions about risks and uncertainties set forth from time to time in the Company’s filings with the Securities and Exchange Commission, factors that may cause actual results to differ materially from those contemplated in these forward-looking statements include, among others: (1) local and national general and economic conditions are less favorable than expected or have a more direct and pronounced effect on the Company than expected; (2) changes in interest rates reduce interest margins more than expected and negatively affect funding sources; (3) projected business increases following strategic expansion or are lower than expected; (4) competitive pressure among financial institutions increases significantly; (5) legislation or regulatory requirements or changes adversely affect the banking and financial services sector; and (7) the Company’s ability to realize the efficiencies it expects to receive from its investment in personnel and infrastructure. Washington Banking Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made. Any such statements are made in reliance on the safe harbor protections provided under the Securities Exchange Act of 1934, as amended.

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NOTE:     Transmitted on Business Wire at 5:15 a.m. PDT on July 24, 2003.